SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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QUANTUM CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUANTUM CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON
September 3, 2003

TO THE STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Quantum Corporation (the “Company” or “Quantum”), a Delaware corporation, will be held on Wednesday, September 3, 2003 at 10:00 a.m., Pacific Standard Time, at Quantum’s principal executive offices located at 1650 Technology Drive, Suite 800, San Jose, CA 95110, for the following purposes:

   1.  To elect nine directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

   2.  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending March 31, 2004;

   3.  To approve the Quantum Nonemployee Director Equity Incentive Plan; and

   4.  To transact such other business as may properly come before the meeting or any adjournment thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   Only stockholders of record at the close of business on July 7, 2003 are entitled to notice of and to vote at the meeting and any adjournment thereof.

   All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she previously returned a Proxy.

By Order of the Board of Directors,

Shawn D. Hall Vice President, General Counsel and Secretary

San Jose, California
July 21, 2003

QUANTUM CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

    The enclosed Proxy is solicited on behalf of Quantum Corporation (the “Company” or “Quantum”) for use at the Annual Meeting of Stockholders to be held Wednesday, September 3, 2003 at 10:00 a.m., Pacific Standard Time, or at any adjournment or postponement thereof (the “Annual Meeting” or “Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices located at 1650 Technology Drive, Suite 800, San Jose, CA 95110. The Company’s telephone number is (408) 944-4000.

   These proxy solicitation materials were mailed on or about July 21, 2003 to all stockholders entitled to notice of and to vote at the Meeting. A copy of the Company’s Annual Report to Stockholders for the year ended March 31, 2003 (“Fiscal 2003”), including financial statements, was sent to the stockholders of the Company prior to or concurrently with this Proxy Statement.

Record Date; Outstanding Shares

   Stockholders of record at the close of business on July 7, 2003 (the “Record Date”) are entitled to notice of and to vote at the Meeting. At the Record Date, 175,657,760 shares of the Company’s Common Stock, $0.01 par value (the “Common Stock”) were issued and outstanding. The closing price of the Common Stock on the Record Date, as reported by the New York Stock Exchange, was $4.86 per share.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation bearing a later date than the proxy with the Secretary of the Company (currently Shawn D. Hall) at or before the taking of the vote at the Meeting, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy must be delivered to the Secretary of the Company, or hand delivered to the Secretary of the Company at or before the taking of the vote at the Meeting.

Voting and Solicitation

   Each share of Common Stock has one vote, as provided in the Company’s Amended and Restated Certificate of Incorporation. Accordingly, a total of 175,657,760 votes may be cast at the Meeting. The Common Stock votes together as a single class on all matters covered by this proxy statement. For voting with respect to the election of directors, stockholders may cumulate their votes. See “PROPOSAL ONE — ELECTION OF DIRECTORS — REQUIRED VOTE.”

   The cost of soliciting proxies will be borne by the Company. The Company has retained Morrow & Co., Inc. (“Morrow”) to solicit the proxies and pays to Morrow a fee of $5,500 for such services. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, telefax, email or otherwise.

Stockholder Proposals

   Proposals of stockholders of the Company which are to be presented by such stockholders at the Company’s Annual Meeting of Stockholders for the year ended March 31, 2004 must be received by the Secretary of the Company no later than March 24, 2004 to be considered for inclusion in the proxy materials relating to that meeting.

   Alternatively, under the Company’s Bylaws, a proposal that the stockholder does not seek to include in the Company’s proxy materials for the 2004 Annual Meeting must be received by the Secretary of the Company not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The stockholder’s submission must include the information specified in the Company’s Bylaws.

   Proposals not meeting the requirements of the preceding paragraph will not be entertained at the 2004 Annual Meeting. Stockholders should contact the Secretary of the Company in writing at 1650 Technology Drive, Suite 800, San Jose CA 95110 to make any submission or to obtain additional information as to the proper form and content of submissions.

   The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at this year’s Annual Meeting. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the Annual Meeting.

Quorum; Abstentions; Broker Non-Votes

   A majority of the shares of Common Stock issued and outstanding on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting.

   While there is no definite statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote at the Annual Meeting (“Votes Cast”) with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

   Broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast (such as the approval of an amendment to an option plan). Thus, a broker non-vote will make a quorum more readily attainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company’s Section 16 officers, directors and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Such executive officers, directors and greater than ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all forms that they file pursuant to Section 16(a). Based solely on its review of the copies of such reports received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during Fiscal 2003, it complied with all Section 16(a) filing requirements applicable to its Section 16 officers, directors and greater than ten-percent stockholders.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

   The Company’s Board of Directors currently consists of nine (9) persons. All nine (9) directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s nominees named below. Each nominee has consented to be named as a nominee in the proxy statement and to serve as a director if elected. In the event that any management nominee becomes unable or declines to serve as a director, the proxies will be voted for any nominee who shall be designated by the current Board to fill the vacancy. In the event that additional persons are nominated at the time of the Annual Meeting, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible (or, if new nominees have been designated by the Board, in such a manner as to elect such nominees). In such event, the specific nominees for whom such votes will be cumulated will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

   The Board’s key roles include, but are not limited to, i) the selection and evaluation of the Company’s Chairman; ii) the selection and evaluation of the Company’s Chief Executive Officer (“CEO”), and overseeing CEO succession planning; iii) advising the CEO and management on the Company’s fundamental strategies; iv) approving acquisitions, divestitures and other major corporate actions; v) advising the CEO on the performance of senior management, and major organizational changes, including succession planning; vi) approving the annual operating financial plan; and vii); providing guidance and counsel to the Company’s management in areas such as compliance, corporate governance, and ethics. The criteria used by the Company in nominating directors include: a nominee’s knowledge and familiarity with technology companies, a nominee’s prior board experience and a nominee’s personal characteristics, including objectivity, integrity and independence of judgment. The Company believes its current board members meet each of these criteria.

   The names of the nominees, all of whom are currently directors of the Company, and certain information about them as of June 30, 2003, are set forth below.

Name of Nominee	Age	Director Since	Principal Occupation Since
Richard E. Belluzzo	49	2002	Chief Executive Officer of Quantum since September 2002
Stephen M. Berkley	59	1987	President of SMB Associates, 1992
David A. Brown	58	1988	Management consultant to various technology companies, 1992
Michael A. Brown	44	1995	Chief Executive Officer of Quantum, until September 2002; Chairman of the Board of Quantum, since 1998
Alan L. Earhart*	59	2003	Independent Consultant, 2001
Edward M. Esber, Jr.*+	51	1988	Managing Partner of The Esber Group, 1990
Kevin J. Kennedy*†	47	2001	Chief Operating Officer, Openwave Systems Inc., 2001
Edward J. Sanderson+†	54	2002	Former Executive Vice President of Oracle Corporation, 1995
Gregory W. Slayton*+†	44	2000	Managing Director, Slayton Capital, 2001

* Member of Audit Committee.
+ Member of Leadership and Compensation Committee.
† Member of the Corporate Governance and Nominating Committee.

   Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships between any directors or executive officers of the Company.

   Mr. Richard E. Belluzzo has been Chief Executive Officer since joining the Company in September 2002. Before joining Quantum, from September 1999 to May 2002, Mr. Belluzzo held senior management positions with Microsoft Corp., most recently President and Chief Operating Officer. Prior to Microsoft, from January 1998 to September 1999, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics Inc. Before his tenure at Silicon Graphics, from 1975 to January 1998, Mr. Belluzzo was with Hewlett-Packard Co., most recently as Executive Vice President of the printer business. Mr. Belluzzo is also a member of the board of Specialty Laboratories, Inc., a public company that focuses on research and development of new assays, and a member of the board of PMC-Sierra Inc., a provider of high-speed broadband communications and storage semiconductors and MIPS-based processors.

   Mr. Stephen M. Berkley joined the Company in October 1981 as Vice President, Marketing. In October 1983, he became the founding President and Chief Executive Officer of Plus Development Corporation, then a wholly-owned subsidiary of the Company (“Plus”), where he continued to serve as such until July 1988. From May 1987 to March 1992, he served as Chairman of the Board and Chief Executive Officer of Quantum. From April 1992 to July 1993, Mr. Berkley served as Chairman of the Board of both Quantum and Plus. From August 1995 to May 1998, Mr. Berkley served as Chairman of the Board of Quantum. Mr. Berkley served as Chairman of the Board and Chief Executive Officer of Coactive Computer Corporation, a computer networking company (“Coactive”), from February 1993 to June 1993, and from June 1993 to July 1994 he served solely as Chairman of the Board of Coactive. Mr. Berkley has served as President of SMB Associates providing consulting services to various technology firms since May 1992. Mr. Berkley also served as a member of the Board of Directors of Edify Corporation until it was merged with Security First Corporation in November 1999.

   Mr. David A. Brown, a founder of the Company, has been with the Company since its inception in February 1980. Initially, Mr. Brown served as Vice President of Engineering of the Company. In 1983, he co-founded Plus, a wholly-owned subsidiary of the Company, and became its Executive Vice President of Operations. He returned to Quantum in September 1986 to lead the engineering organization and direct Quantum’s effort in the 31&sol;2-inch disk drive market. From May 1987 to April 1990, Mr. Brown served as President of the Company and from April 1990 to February 1992, he served as its Vice Chairman of the Board of Directors and Chief Operating Officer. Mr. Brown has also been a management consultant for various technology companies since February 1992.

   Mr. Michael A. Brown has been Chairman of the Board since 1998, and served as Chief Executive Officer from 1995 until September 2002. Mr. Brown was President of the Desktop Storage Division from 1993 to 1995 and Executive Vice President from 1992 to 1993. Previously, Mr. Brown held senior positions in product and marketing management since joining Quantum’s marketing organization in August 1984. Before joining Quantum, Mr. Brown served in the marketing organization at Hewlett-Packard Co. and provided management consulting services at Braxton Associates. Mr. Brown is also a member of the boards of Digital Impact, Inc., an Internet marketing company, Nektar Therapeutics, a drug-delivery company, EqualLogic, Inc., a storage provider for IP-based networks and Veritas Software Corporation, a storage software company.

   Mr. Alan L. Earhart has more than three decades of financial and accounting expertise that includes close involvement with many technology company accounts, including Cisco Systems, Legato, Varian and Polycom. A former PriceWaterhouseCoopers Office Managing Partner, he began his career as a certified public accountant in 1970 with Coopers & Lybrand’s San Francisco office. There, he rose through the company to become a regional managing partner before its merger with Price Waterhouse. After the merger, he was named Managing Partner for PriceWaterhouseCoopers’ Silicon Valley offices. In addition, he previously served as chair of Coopers & Lybrand’s National Venture Capital Industry Group. Mr. Earhart, who left PriceWaterhouseCoopers in 2001, also serves on the board of directors of NetScreen Technologies Inc. Mr. Earhart is currently an independent consultant.

   Mr. Edward M. Esber, Jr. has served as Managing Partner of The Esber Group from 1990 to the present. He also served as Chairman of the Board for Solopoint, Inc., a personal communications management products company (“Solopoint”), from March 1998 to May 1999. From October 1993 to March 1998, he served as a director of Solopoint and also served as President and Chief Executive Officer of Solopoint from October 1995 to March 1998. He served as Chairman, President and Chief Executive Officer of Creative Insights, Inc., a computer toys company, from March 1994 to June 1995. From May 1993 to May 1994, he was President and Chief Operating Officer of Creative Labs, Inc., a multimedia company. From October 2001 to May 2003, Mr. Esber served as member of the board of SonicBlue Inc., a maker of digital consumer electronics, and Motion Computing, Inc., a private company building tablet computers. Mr. Esber also serves as a member of the board of Case Western Reserve University.

   Dr. Kevin J. Kennedy has been Chief Operating Officer of Openwave Systems, Inc., an IP-based communications company, since August 2001. Between 1994 and August 2001, Dr. Kennedy was with Cisco Systems, Inc., most recently as Senior Vice President of the IOS Technologies Division (ITD) and the Service Provider Line of Business. Prior to joining Cisco, Dr. Kennedy spent 17 years at Bell Laboratories where he was responsible for product definition and development. Mr. Kennedy is a member of the boards of JDS Uniphase Corp, Openwave Systems, Inc. and Rambus, Inc. and also is a member of the Advisory Board of Braver Telecom and SnowShore Networks. Mr. Kennedy served as a member of the board of Synchron Networks from August 2001 through December 2002.

   Mr. Edward J. Sanderson was with Oracle Corporation from July 1995 through April 2002, most recently as Executive Vice President responsible for Oracle Product Industries (OPI), Oracle Consulting and the Latin America Division. Prior to joining Oracle, Mr. Sanderson held several positions at various companies, including Unisys, McKinsey & Company, and Andersen Consulting. Mr. Sanderson has also been a member of the board of Science Applications International Corporation (SAIC), a privately owned research and engineering company since October 2002.

   Mr. Gregory W. Slayton has been the Managing Director of Slayton Capital since August 2001. From December 1997 to October 2002, he was Chairman of the Board of Directors of ClickAction Inc., a public e-marketing services company, and from December 1997 to September 2001, he had been President and Chief Executive Officer of ClickAction. From March 1996 to July 1997, Mr. Slayton was the President, Chief Operating Officer, and a board member of ParaGraph International, Inc., a VRML tools provider. In August 1994, Mr. Slayton co-founded Worlds, Inc. and served as Senior Vice President and Chief Financial Officer until November 1995. Prior to founding Worlds, Inc., Mr. Slayton served as Vice President and Chief Financial Officer of the Paramount Technology Group at Paramount Communications Inc. Mr. Slayton was also previously a management consultant with McKinsey & Company for four years. Mr. Slayton serves on the Board of Directors of inTest Corporation, a public company providing products and services to the semiconductor manufacturing industry, Synesis, Inc., a private company providing Organizational IQ consulting services, and Opportunity International, a non-profit organization. Mr. Slayton serves as a member of the Advisory Board of SalesForce.com, a private company offering management solutions.

Board Meetings and Committees

   The Board of Directors of the Company held a total of ten (10) meetings during Fiscal 2003. In addition, in Fiscal 2003 the independent directors held two meetings without management present. During Fiscal 2003, no director attended fewer than 75% of the meetings of the Board and the meetings of committees, if any, upon which such director served. The Company has an Audit Committee, Leadership and Compensation Committee, and Corporate Governance and Nominating Committee.

   The Audit Committee of the Board currently consists of Mr. Esber, Chairman of the Committee, Mr. Earhart, Mr. Slayton and Dr. Kennedy. The Audit Committee, which generally meets twice per quarter, once prior to quarterly earnings releases and again prior to the filing of the Company’s quarterly and annual financial statements, recommends engagement of the Company’s independent auditors and is responsible for approving the services performed by the Company’s independent auditors and for reviewing and evaluating the Company’s accounting principles and its systems of internal accounting controls. At each meeting, the Audit Committee first meets with Company management and the Company’s independent auditors in order to review financial results and conduct other appropriate business. Then, the Audit Committee typically meets solely with the Company’s independent auditors. The Audit Committee held a total of seven (7) meetings during the Fiscal 2003. In April 2003, as mandated by the Sarbanes-Oxley Act of 2002, the SEC adopted final rules directing all stock exchanges (including the New York Stock Exchange (the “NYSE”)) to propose implementing rules relating to audit committees in order to strengthen the authority of, and increase the responsibility of, corporate audit committees (the “Final SEC Audit Committee Rules”), which will apply to the Company at its next annual stockholders’ meeting (i.e., in 2004). The NYSE has proposed implementing rules relating to, among other things, audit committee structure, membership, authority and responsibility (the “Proposed NYSE Audit Committee Rules”), which, when approved by the SEC, will apply to the Company within six months after SEC approval of those rules. Please see “Report of the Audit Committee” for further discussion.

   The Leadership and Compensation Committee of the Board is currently composed of Mr. Slayton, Chairman of the Committee, Mr. Esber and Mr. Sanderson. The Leadership and Compensation Committee, which generally meets in conjunction with Board meetings, and at other times as deemed necessary by the Board. The Leadership and Compensation Committee has overall responsibility for reviewing and approving the Company’s total compensation philosophy, strategy and practices and administering the Company’s executive compensation plans and stock incentive plans. The Leadership and Compensation Committee also provides advice and recommendations to the Board and to the Chief Executive Officer on matters relating to Quantum’s leadership. The Leadership and Compensation Committee held a total of eight (8) meetings during Fiscal 2003.

   The Corporate Governance and Nominating Committee is currently composed of Mr. Sanderson, Chairman of the Committee, Mr. Slayton and Dr. Kennedy. The Corporate Governance and Nominating Committee, which generally meets twice annually, assists the Board by identifying and recommending prospective director nominees, develops and advises the Board regarding corporate governance principles applicable to Quantum, advises the Board regarding Board composition, procedures and committees, recommends to the Board an independent lead director, oversees the evaluation of the Board, and considers questions of possible conflicts of interest of Board members and of senior executives. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders pursuant to the procedures outlined in the Company’s Bylaws. The Corporate Governance and Nominating Committee held one (1) meeting during Fiscal 2003.

Director Compensation

   During Fiscal 2003, each director who was not an employee of the Company (“Outside Director”) received an annual retainer of $34,000 per year. The Chairman of each Board Committee received an additional retainer of $7,500 per year. Each Outside Director was also paid $1,250 for each day on which such Director attended a Board meeting and $1,000 for each day on which such Director attended a committee meeting. Employee directors are not compensated for their service on the Board or on committees of the Board.

   Options may be granted to Outside Directors under the Company’s 1996 Board of Directors Stock Option Plan (“Director Plan”). The Director Plan was originally approved by the Company’s stockholders at the 1996 Annual Meeting of Stockholders, and an amendment to the Director Plan was approved by the Company’s stockholders at the 2001 Annual Meeting of Stockholders. The Board, in its discretion, selects Outside Directors to whom options may be granted, the time or times at which such options may be granted, the number of shares subject to each grant and the period over which such options become exercisable. All options granted to Outside Directors under the Director Plan contain the following provisions: the exercise price per share of Common Stock is 100% of the fair market value of the Company’s Common Stock on the date the option is granted; the term of the option may be no more than ten years from the date of grant; and the option may be exercised only while the Outside Director remains a director or within 90 days after the date he or she ceases to be a director of the Company; upon a proposed liquidation or dissolution of the Company, the options will terminate immediately prior to such action; and in the event of a merger or sale of substantially all of the Company’s assets, each option may be assumed or an equivalent option substituted by the successor corporation. If such options are not assumed or substituted for, or if the options are assumed or substituted for and the Outside Director ceases to be a director following the assumption or substitution (other than by voluntary resignation), the outstanding options will become fully vested and exercisable. The Board may at any time amend, alter, suspend or discontinue the Director Plan, subject to stockholder approval in certain circumstances.

   During Fiscal 2003, Stephen Berkley, David Brown, Edward Esber, Kevin Kennedy, and Gregory Slayton each received an option to purchase 18,750 shares of Common Stock at an exercise price of $6.70. In addition, the above mentioned directors also received an option to purchase 18,750 shares of Common Stock at an exercise price of $2.08. Mr. Edward Sanderson received an option to purchase 45,000 shares of Common Stock at an exercise price of $6.70 and an option to purchase 18,750 shares of Common Stock at an exercise price of $2.08.

   The Board of Directors is proposing to replace the Director Plan with a new Nonemployee Director Equity Incentive Plan. See “PROPOSAL THREE — APPROVAL OF QUANTUM NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN.”

Leadership and Compensation Committee Interlocks and Insider Participation

   The members of the Company’s Leadership and Compensation Committee are Gregory W. Slayton, Chairman of the Committee, Edward M. Esber, Jr. and Edward J. Sanderson. No member of the Leadership and Compensation Committee is currently, nor has any been at any time since the formation of the Company, an officer or employee of the Company or any of its subsidiaries. Likewise, no member of the Leadership and Compensation Committee has entered into a transaction, or series of similar transactions, in which they will have a direct or indirect material interest adverse to the Company.

Required Vote

   Each stockholder voting in the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute the stockholder’s votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than nine (9) candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless such candidate’s name has been properly placed in nomination according to the Company’s Bylaws and notice of the intention to cumulate votes is received at the principal executive offices of the Company at least twenty (20), and no more than sixty (60), days prior to the Annual Meeting. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among management’s nominees in the event that additional persons are nominated at the Annual Meeting for election of directors.

   If a quorum is present and voting, the nine nominees for director receiving the highest number of votes will be elected to the Board. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. See “INFORMATION CONCERNING SOLICITATION AND VOTING — Quorum; Abstentions; Broker Non-Votes.”

MANAGEMENT RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board has selected Ernst & Young LLP as the Company’s independent auditors to audit the financial statements of the Company for the fiscal year ending March 31, 2004. The Board recommends that stockholders vote for ratification of such appointment. In the event of a vote against such ratification, the Board of Directors will reconsider its selection. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting with the opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions. The affirmative vote of a majority of the Votes Cast is required to ratify the appointment of Ernst & Young LLP.

MANAGEMENT RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2004.

PROPOSAL THREE
APPROVAL OF QUANTUM NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

   We are asking our stockholders to approve our Nonemployee Director Equity Incentive Plan so that we can use it to achieve the Company’s goals, as described below. The Board of Directors has approved the Nonemployee Director Equity Incentive Plan, subject to approval from our stockholders at the Annual Meeting. Approval of the Nonemployee Director Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the Nonemployee Director Equity Incentive Plan, it will replace our 1996 Board of Directors Stock Option Plan which will be terminated, except with respect to outstanding awards previously granted thereunder.

   A total of 1,000,000 shares of our common stock have initially been reserved for issuance under the Nonemployee Director Equity Incentive Plan. As of July 7, 2003, 2003, no awards have been granted under the Nonemployee Director Equity Incentive Plan.

   We believe strongly that the approval of the Nonemployee Director Equity Incentive Plan is essential to our continued success. Stock options and other awards such as those provided under the Nonemployee Director Equity Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on the Board. The Board believes that the Nonemployee Director Equity Incentive Plan is necessary so that the Company can continue to provide meaningful, long-term equity based incentives to present and future nonemployee directors.

Summary of the Nonemployee Director Equity Incentive Plan

   Some key features of the Nonemployee Director Equity Incentive Plan (the “Plan”) include:

•	The Plan is administered by a committee comprised solely of independent directors;

•	The aggregate number of shares authorized under the Plan is 1,000,000 or less than 1% of the outstanding shares as of the record date for the annual meeting;

•	No more than 500,000 shares may be granted as awards other than stock options;

•	Stock options may not be granted at prices below the fair market value of the common stock on the date of grant; and

•	Stock options may not be “repriced” after the date of grant without shareholder approval, except as provided under the Plan for stock splits, recapitalizations, and similar events.

   The following paragraphs provide a summary of these key features and further principal features of the Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix A.

Background and Purpose of the Plan

   The Plan is intended to attract, motivate and retain outstanding and highly talented directors of the Company who are employees of neither the Company nor of any of the Company’s affiliates. The Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock and (4) restricted stock units (individually, an “Award”). However, no more than 50% of the total shares of common stock reserved for issuance under the Plan may be granted as stock appreciation rights, restricted stock or restricted stock units.

Administration of the Plan

   A committee of the Board (the “Committee”) administers the Plan. The Committee shall consist of not less than two directors who are “nonemployee directors” under Rule 16b-3. Subject to the terms of the Plan, the Committee has the sole discretion to select the nonemployee directors who will receive Awards, determine the terms and conditions of Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan and outstanding Awards. The Committee may delegate any part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way that would jeopardize the Plan’s qualification under certain Securities and Exchange Commission rules.

   If an Award is cancelled, terminates, expires or lapses for any reason without having been fully exercised or vested, the unvested or cancelled shares of the Company’s common stock (the “Shares”) generally will be returned to the available pool of Shares reserved for issuance under the Plan. Also, if we experience a stock dividend, reorganization or other change in our capital structure, the Committee has discretion to adjust the number of Shares available for issuance under the Plan and any outstanding Awards as appropriate to reflect the stock dividend or other change.

Eligibility to Receive Awards

The Committee selects the nonemployee directors who will be granted Awards under the Plan, and the Company anticipates that all nonemployee directors will be granted Awards. Employees and consultants are not eligible to receive Awards under the Plan.

Stock Options

   A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. The Committee will determine the number of Shares covered by each option and the exercise price of the Shares subject to each option, but such exercise price cannot be less than 100% of the fair market value (on the date of grant) of the Shares covered by the option.

   An option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each option at the time of grant, which generally shall be a period of three (3) years or longer except in the case of death, retirement, initial and annual service grants and grants made in lieu of cash compensation. Options become exercisable at the times and on the terms established by the Committee. Options granted under the Plan expire at the times established by the Committee, but not later than 10 years after the grant date (except in certain cases of death, in which case an option would remain exercisable for up to three years after the date of death).

   The exercise price of each option granted under the Plan must be paid in full at the time of exercise. The Committee also may permit payment through the tender of Shares that are already owned by the nonemployee director, or by any other means that the Committee determines to be consistent with the purpose of the Plan. The nonemployee director must pay any taxes the Company is required to withhold at the time of exercise.

Stock Appreciation Rights

   A stock appreciation right is the right to receive from the Company, upon exercise, an amount equal to the excess of the fair market value of the Shares on the date of exercise over the fair market value of the Shares covered by the exercised portion of the stock appreciation right on the date of grant. The Committee determines the terms of stock appreciation rights, except that (1) the exercise price of a stock appreciation right may not be less than 100% of the fair market value of the Shares on the date of grant, and (2) a stock appreciation right must expire no later than 10 years after the grant date (except in certain cases of death, in which a stock appreciation right would remain exercisable for up to three years after the date of death.) A stock appreciation right will be exercisable, in whole or in part, at such time as the Committee will specify in the stock appreciation right agreement. Payment upon the exercise of a stock appreciation right may be in Shares or in cash, or any combination thereof, as the Committee may determine.

Restricted Stock

   Awards of restricted stock are Shares that vest in accordance with the terms and conditions established by the Committee. The Committee also will determine any other terms and conditions of an Award of restricted stock.

   In determining whether an Award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the Committee may determine to grant an Award of restricted stock only if the Company satisfies performance goals established by the Committee.

Restricted Stock Units

   The Committee will determine all of the terms and conditions of an Award of restricted stock units, except that each restricted stock unit will initially have a value equal to one Share on the grant date. Upon vesting of a restricted stock unit, a nonemployee director will be entitled to receive from the Company an amount equal to the then fair market value of a Share. Payment of restricted stock units may be in Shares or in cash, or any combination thereof, as the Committee may determine.

Limited Transferability of Awards

   Awards granted under the Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, nonemployee directors may, in a manner specified by the Committee, transfer stock options (a) pursuant to a court-approved domestic relations order, and (b) by bona fide gift (1) to a member of the nonemployee director’s immediate family, (2) to a trust or other entity for the sole benefit of the member(s) of the nonemployee director’s and/or his or her immediate family, (3) to a partnership, limited liability company or other entity whose members are the nonemployee director and/or his or her immediate family, or (4) to a tax-qualified charity.

Federal Tax Aspects

   The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the Plan. Tax consequences for any particular individual may be different.

Stock Options.

   No taxable income is reportable when a stock option is granted to a nonemployee director. Upon exercise, the nonemployee director will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Stock Appreciation Rights.

   No taxable income is reportable when a stock appreciation right is granted to a nonemployee director. Upon exercise, the nonemployee director will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any Shares received. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock.

   A nonemployee director will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Shares or cash received minus any amount paid for the Shares.

Restricted Stock Units.

   No taxable income is reportable when restricted stock units are granted to a nonemployee director. Upon payment, the nonemployee director will recognize ordinary income in an amount equal to the value of the payment received pursuant to the restricted stock units.

Tax Effect for the Company.

   The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by a nonemployee director at the time the nonemployee director recognizes such income (for example, upon the exercise of a stock option).

Amendment and Termination of the Plan

   The Board generally may amend or terminate the Plan at any time and for any reason, except that the Board will obtain stockholder approval of material amendments, including any repricing of stock options after the date of their grant (except for stock splits, recapitalizations, and similar events), as required by the rules of the New York Stock Exchange.

Summary

   We believe strongly that the approval of the Plan is essential to our continued success. Awards such as those provided under the Plan constitute an important incentive for nonemployee directors and will help us to attract and retain qualified individuals to serve on the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN.

EXECUTIVE COMPENSATION

Summary Compensation

   The following table shows, as to any person serving as Chief Executive Officer during Fiscal 2003 and each of the four other most highly compensated executive officers whose salary plus bonus exceeded $100,000 (the “Named Executive Officers”), information concerning compensation paid for services to the Company in all capacities during Fiscal 2003, as well as the total compensation paid to each such individual for the Company’s previous two fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation (1)

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#) (3)	All Other Compensation ($)(4)

Richard Belluzzo Chief Executive Officer (*)	2003 — —	332,308 — —	— — —	1,099,771(13) — —	— — —	2,000,000 — —	6,692 — —

Michael A. Brown Chief Executive Officer and Chairman of the Board (**)	2003 2002 2001	673,847(5) 959,999 958,845	— 250,000 378,640	— — —	— — —	500,000(6) 900,000 311,407	3,605,050 (12) 10,169 5,100

John B. Gannon President, DLTtape Group	2003 2002 2001	400,009 370,196 549,039	— 689,652 231,908	89,820(14) 182,813(7) 85,500(7)	— — —	833,333 200,000 194,023	2,538 1,107,983(8) 5,100

Michael J. Lambert (9) Executive Vice President and Chief Financial Officer	2003 2002 —	374,999 279,807 —	— 53,238 —	50,000(7) 76,671(10) —	— —	500,000 225,000 —	5,747 — —

Jerald L. Maurer Executive Vice President, Human Resources and Legal	2003 2002 2001	401,183(5) 461,105 460,599	— 84,443 295,240	— 77,500(7) 72,500(7)	— — —	666,667 455,000 145,517	3,231 1,436,928(11) 4,664

Barbara Nelson Executive Vice President, Corporate Marketing, Strategy and IT	2003 2002 2001	400,000 400,001 398,604	— 57,000 230,550	87,500(7) 101,500(7) 94,500(7)	— — —	500,000 395,000 194,023	5,020 9,088 5,100

(*)	Mr. Richard Belluzzo became Chief Executive Officer of Quantum on September 3, 2002.

(**)

In addition to being Chairman of the Board, Mr. Michael Brown served as Chief Executive Officer until September 2, 2002. The amounts listed in the table reflect compensation paid to Mr. Brown as a Chief Executive Officer during Fiscal 2003.

(1)	The Company has not granted any stock appreciation rights and does not have any long-term incentive plans, as that term is defined in regulations promulgated by the SEC.

(2)

Other annual compensation in the form of perquisites and other personal benefits, securities or property has been omitted in those cases where the aggregate amount of such compensation is the lesser of either $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

(3)

The fiscal year 2001 numbers were calculated as if the Quantum’s sale of its hard disk drive business to Maxtor Corporation on April 2, 2001 (the “Merger”) had occurred prior to the time the options were granted.

(4)

Represents 401(k) plan matching contributions, except as expressly indicated otherwise. In addition, on January 2, 2001, Quantum provided interest-free loans to its executive officers. These loans were made to cover taxes that became due and payable as a result of the vesting of restricted stock held by these individuals. Due to restrictions placed on them pursuant to the terms of the Merger, the officers were not able to sell securities of Quantum to cover these tax liabilities when they became due. Therefore, these loans were made to assist the individuals with the payment of these taxes. The loans were made in the following amounts: $211,000 to Michael A. Brown, $120,000 to John B. Gannon, $105,000 to Jerald L. Maurer and $166,000 to Barbara H. Nelson. The loans became due and were fully paid by the officers as of May 2, 2001. The interest-free nature of the loans resulted in imputed interest for Fiscal 2002 in the following amounts, which are reflected in this table under “All Other Compensation” because Quantum reimbursed the individuals for these amounts: $5,069 for Mr. Brown, $2,883 for Mr. Gannon, $2,523 for Mr. Maurer and $3,988 for Ms. Nelson.

11
(5)	Effective April 1, 2002, Mr. Brown voluntarily elected to reduce his annual base salary by 37.5% and Mr. Maurer voluntarily elected to reduce his annual base salary by 13.2%.

(6)	During Fiscal 2002, Mr. Brown voluntarily cancelled 300,000 of his outstanding stock options.

(7)	Represents loan forgiveness.

(8)

$1,100,000 represents severance that Mr. Gannon received in connection with the termination of his employment with Quantum in connection with the Merger (Mr. Gannon was subsequently rehired by Quantum), $2,883 represents imputed interest incurred in connection with the loan specified in footnote 4 above and the remainder represents 401(k) plan matching contributions.

(9)	Quantum hired Mr. Lambert in June 2001.

(10)	Represents reimbursement for relocation expenses.

(11)

$1,429,410 represents a one-time cash payment to Mr. Maurer in connection with the Merger, $2,523 represents imputed interest incurred in connection with the loan specified in footnote 4 above and the remainder represents 401(k) plan matching contributions.

(12)

$3,600,000 represents separation payment that Mr. Brown received in connection with the termination of his employment as Chief Executive Officer with Quantum and $5,050 represents 401(k) plan matching contributions.

(13)

$1,000,000 represents a real estate compensation supplement payment to Mr. Belluzzo and $99,771 represents a reimbursement for relocation expenses associated with Mr. Belluzzo’s relocation to California.

(14)	$64,820 represents reimbursement for relocation expenses and $25,000 represents loan forgiveness.

Stock Option Grants and Exercises

   The following tables show, as to each Named Executive Officer, information concerning stock options granted during Fiscal 2003.

OPTION GRANTS IN FISCAL 2003

	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year 2003 (2)	Exercise Price ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (3)
Name					5% ($)	10% ($)

Richard E. Belluzzo	2,000,000	11.27	2.97	9/03/12	$3,735,634	$9,466,830

Michael A. Brown	500,000	2.82	6.70	5/02/12	$2,106,797	$5,339,037

John B. Gannon	500,000	2.82	6.70	5/02/12	$2,106,797	$5,339,037
	333,333	1.88	2.08	7/13/12	$ 436,066	$1,104,994

Michael J. Lambert	300,000	1.69	6.70	5/02/12	$1,264,078	$3,203,422
	200,000	1.13	2.08	7/31/12	$ 261,620	$ 662,997

Jerald L. Maurer	400,000	2.26	6.70	5/02/12	$1,685,437	$4,271,230
	266,667	1.50	2.08	7/31/12	$ 348,827	$ 883,997

Barbara Nelson	300,000	1.69	6.70	5/02/12	$1,264,078	$3,203,422
	200,000	1.13	2.08	7/31/12	$ 261,620	$ 662,997

(1)

The exercise price of each option is determined by the Leadership and Compensation Committee of the Board of Directors and in fiscal 2003 was not less than 100% of the fair market value of the Common Stock on the date of grant. The options expire not more than ten years from the date of grant and may be exercised only while the optionee provides services to the Company or within such period of time following termination of the optionee’s services to the Company as is determined by the Board. Richard Belluzzo’s options vest 25% on the first year anniversary, then 1&sol;36th of the remaining options per month thereafter over the next three years. All other options vest monthly over four years beginning at or about the time of grant. No stock appreciation rights were granted.

(2)	Based on options to purchase an aggregate of 17,738,504 shares of the Company’s Common Stock granted to employees of the Company in Fiscal 2003, including the Named Executive officers.
(3)

Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year option term. These numbers are calculated based on the regulations promulgated by the SEC based on an arbitrarily assumed annualized compound rate of appreciation of the market price of 5% and 10% from the date the option was granted to the end of the option term, less the exercise price. Actual gains, if any, on option exercises are dependent on the future performance of the Common Stock.

   The following table provides information regarding options exercised by Named Executive Officers during Fiscal 2003 and options held by them at fiscal year end.

AGGREGATED OPTION EXERCISES IN FISCAL 2003 AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options Held at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options Held at Fiscal Year-End ($) (2)

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rick E. Belluzzo	—	—	—	2,000,000	—	$1,280,0000
Michael A. Brown	—	—	1,852,981	—	—	—
John B. Gannon	—	—	926,124	785,863	$84,999	$ 425,000
Michael J. Lambert	—	—	203,825	521,175	$50,999	$255,001
Jerald L. Maurer	—	—	1,174,394	609,377	$67,999	$340,001
Barbara Nelson	—	—	810,719	662,639	$50,999	$255,001

(1)	Total value realized is calculated based on the fair market value of the Common Stock at the close of business on the date of exercise, less the exercise price.
(2)	Total value of unexercised options is based on $3.61 per share of Common Stock, the fair market value of the Common Stock as of March 31, 2003.

Employment Terms, Termination of Employment and Change-In-Control Arrangements

   The Company has entered into agreements (the “Agreements”) with its Named Executive Officers whereby in the event that there is a “change of control” of the Company (which is defined in the Agreements to include, among other things, a merger or sale of all or substantially all of the assets of the Company or a reconstitution of the Company’s Board) the exercisability and vesting of all stock-based compensation awards granted to such Named Executive Officers shall accelerate. Under the Agreements, upon a change of control, 50% of the unvested shares or options to purchase shares held by such an officer become vested and exercisable and the remaining 50% of such unvested shares or options to purchase shares become vested and exercisable upon the earlier of the date of the first anniversary of the change of control or upon such officer’s “Involuntary Termination” after the change of control. Under the Agreements, “Involuntary Termination” is defined to include, among other things, any termination of the employee by the Company without “cause” without such employee’s express written consent or a significant reduction of the employee’s duties. Additionally, if, within 18 months of the change of control, there is an Involuntary Termination of employment, as severance pay the CEO receives 300% and the other Named Executive officers receive 200% of the annual base salary and the annual bonus, in addition to the annualized bonus pro-rated up to the respective termination date and continued health benefits for one year from the termination date. The purpose of the Agreements is to ensure that the Company will have the continued dedication of its officers by providing such individuals with certain compensation arrangements that are competitive with those of other corporations, to provide sufficient incentive to the individuals to remain with the Company, to enhance their financial security, as well as protect them against unwarranted termination in the event of a change of control.

   If the CEO is constructively terminated or involuntarily terminated by the Company other than for “cause”, the CEO will receive an amount equivalent to 18 months base salary. In addition, if this termination occurs after 12 months of Mr. Belluzzo’s hire (i.e., after September 3, 2003), the Company will forgive 100% of the relocation expense reimbursement of $99,771 paid to Mr. Belluzzo. If Mr. Belluzzo voluntarily leaves the Company within the first 48 months of his employment, Mr. Belluzzo has to repay the $1,000,000 real estate compensation supplement on a pro-rata basis that he had received from the Company in connection with his September 3, 2002 hiring as the Chief Executive Officer of Quantum. Should he be constructively terminated or involuntarily terminated other than for “cause”, the pro-rata repayment will be determined as if Mr. Belluzzo had been employed by the Company for an additional twelve (12) months following his termination date.

REPORT OF
THE LEADERSHIP AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS1

Introduction

   The Leadership and Compensation Committee (the “Committee”) of the Board of Directors consists of Gregory W. Slayton, Edward M. Esber Jr. and Edward J. Sanderson. Gregory W. Slayton serves as Chairman of the Committee. None of these individuals had any interlocking relationships and all qualify as “outside directors” and “nonemployee directors” as defined by the Internal Revenue Code and the Securities Exchange Act of 1934, respectively. This Committee adopted a new charter in July 2002 which is set forth in Appendix B of this proxy statement.

   The Committee has overall responsibility for reviewing and approving the Company’s total compensation philosophy, strategy and practices and administering the Company’s executive compensation plans and stock incentive plans. The Committee also provides advice and recommendations to the Board and to the Chief Executive Officer on matters relating to Quantum’s leadership. The Committee reviews the Company’s plans to develop and retain leadership talent as well as to execute on short and long-term business strategies. The Committee also reviews the performance and succession of all the Company’s executives. The Company’s Human Resource organization and independent consultants, on an as needed basis, support the Committee in its work.

Executive Compensation Philosophy

   The Company has a “pay for performance” compensation philosophy for its employees, including its executives and executive officers. The Company’s executive compensation policies are designed to attract and retain experienced and talented executive officers critical to the success of the Company, and to provide incentives for such individuals to maximize the Company’s corporate performance and accomplishment of strategic objectives. Total compensation for the Company’s executives includes base salary, short-term incentives, long-term incentives, executive perquisites, and participation in the Company’s qualified and non-qualified employee benefit plans. The target level of any executive’s total compensation package is intended to align with the median total compensation package of similarly positioned executive officers in the Company’s peer group. The total compensation packages are intended to be average in average performance years, above average when the Company’s performance is above average, and below average when the Company’s performance is below average, as compared to other executives in the Company’s peer group before reflecting any adjustments for individual performance.

Executive Compensation Methodology

   Each year the Committee benchmarks its compensation pay practices and determines the compensation levels for its executives using a group of peer companies.

   This peer group represents twenty companies of similar industry, business focus, financial performance and size. Since the development of a peer group is a critical element in determining competitive pay levels, the Committee officially approves the peer group on an annual basis.

[1]

This report of the Leadership and Compensation Committee of the Board of Directors shall not be deemed “soliciting material,” nor is it to be filed with the SEC, nor incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   In addition, the Committee reviews the practices of the peer group concerning stock option grants. Annually, the Committee and management determine the appropriate usage of stock options, balancing these factors against financial considerations, such as the projected impact on stockholder dilution.

Executive Officer Compensation Components

   The principal components of the compensation for executive officers are described below:

Base Salary

   Base salaries for executive officers are set by the Committee, in consultation with the Chief Executive Officer, after considering factors such as position and responsibility, the competitive environment, corporate size, corporate performance and overall experience and contribution levels of the individuals. The Company obtains competitive compensation information from independent survey sources of peer companies, which includes both direct competitors of the Company and other companies in competition for similar executive talent. This survey data is analyzed by independent consultants and the Company to provide necessary information to the Committee.

   In Fiscal 2003, the Company did not provide merit increases to its executive officers or executives other than to reflect promotions or position changes. These actions reflected the Company’s priorities and challenging business environment.

Short-Term Incentive Compensation

   At the 2001 Annual Meeting, stockholders ratified and approved the adoption of the Executive Officer Annual Incentive Plan (“Incentive Plan”) as a replacement for the general employee All-Inclusive Bonus Plan (“AIBP”). The purposes of the Incentive Plan are to motivate and reward the achievement of Company objectives that drive shareholders value and to provide a competitive level of compensation, taking into account the Company’s performance against its peers. Under the Incentive Plan, executive officers are eligible to earn a bonus up to an established percentage of annual base salary depending upon achievement of specific performance goals. The Incentive Plan is a cash-based quarterly incentive program. Bonuses are paid under the Incentive Plan only if performance goals that the Committee sets at the beginning of the fiscal year (or other performance period selected by the Committee) are achieved. The Committee determined not to pay bonuses to the executive officers in Fiscal year 2003, in accordance with the Incentive Plan guidelines.

Long-Term Incentive Compensation

   A key component of the total compensation package for the Company’s executive officers is in the form of stock option awards. The Company’s 1993 Long-Term Incentive Plan provides for long-term incentive compensation for employees of the Company, including executive officers.

   An important objective of the 1993 Long-Term Incentive Plan is to align the interests of executive officers with those of stockholders by providing significant equity interest in the Company, thereby providing incentive for such executive officers to maximize stockholder value. Option awards directly tie executive compensation to the performance of the Company’s common stock. The Committee is responsible for determining, subject to the terms of such plan, the individuals to whom grants should be made, the timing of grants, the exercise price and the number of shares subject to each grant.

   In granting options to the executive officers under the Company’s 1993 Long-Term Incentive Plan, the Committee bases the size of stock option awards on such considerations as the value of options awarded to individuals in comparable positions at peer group companies, the Company’s and the individual’s performance against plan, the number of options currently held by the executive officer and the allocation of overall share usage attributed to executive officers. The 1993 Long-Term Incentive Plan also utilizes vesting periods to encourage retention of executive officers and reward long-term commitment to the Company.

Deferred Compensation Plan

   Executive officers are entitled to participate in the Company’s 401(k) plan under the same terms generally available to all employees. Additionally, executive officers are able to participate in the Company’s non-qualified deferred compensation plan. The deferred compensation plan allows officers and other select employees to contribute a portion of their base salary and short term incentives to an irrevocable trust for the purposes of deferring federal and state income taxes.

Chief Executive Officer Compensation

   The Company’s compensation program is designed to support the achievement of corporate and individual objectives. As with other executive officers, Mr. Belluzzo’s compensation reflects this “pay for performance” philosophy. The process of determining the compensation for Mr. Belluzzo and the factors taken into consideration in such determination are generally the same as the process and factors used in determining the compensation of all of the Company’s executive officers.

   In connection with his September 3, 2002 hiring, Mr. Belluzzo’s base salary was set at $600,000 and he received a $1,000,000 real estate compensation supplement payment. Mr. Belluzzo was also granted an option to purchase 2,000,000 shares of Quantum common stock at a price of $2.97 per share

   Mr. Belluzzo does not participate in the general employee AIBP program but participates in Fiscal 2003 Executive Officer Annual Incentive Plan (“Incentive Plan”). Mr. Belluzzo’s bonus target under this Incentive Plan is 80% of base salary. When setting bonuses for Mr. Belluzzo under the Incentive Plan, the Committee develops and approves specific performance goals. Bonuses are paid under the Incentive Plan only if performance goals that the Committee sets at the beginning of the fiscal year (or other performance period selected by the Committee) are achieved.

   For Fiscal 2003, the Committee chose to use the performance goals of achievement of certain levels of earnings per share (“EPS”) for DSS common stock. Mr. Belluzzo’s actual bonus was determined according to a formula the Committee developed at the time the Committee set the performance goals, based on the level of EPS achieved. Based on the Company’s actual EPS performance, Mr. Belluzzo did not earn or receive a bonus under this Incentive Plan.

Tax Deductibility of Executive Compensation

   Under Section 162(m) of the Internal Revenue Code, the Company generally receives a federal income tax deduction for compensation paid to any of its named executive officers only if the compensation is less than $1,000,000 or is “performance-based” under Section 162(m). Both the Incentive Plan and the 1993 Long-Term Incentive Plan have been designed to permit the Committee to pay compensation that will qualify as “performance-based” compensation under Section 162(m). Thus, the Company may continue to receive a federal income tax deduction for such compensation. The Committee retains the discretion to pay nondeductible compensation to the extent consistent with the Company’s interests and taking into consideration the financial effects such action may have on the Company.

Conclusion

The Committee believes that the Company’s total compensation philosophy and leadership development programs:

•	Align with the interest of the company

•	Link executive compensation directly to corporate performance

•	Assist in attracting and retaining experienced and talented executives

   The Committee will continue to monitor the company’s philosophy and programs to ensure effectiveness, appropriateness and alignment with the Company’s corporate performance.

   Submitted by Members of the Leadership and Compensation Committee:

Gregory W. Slayton, Chairman Edward M. Esber, Jr. Edward J. Sanderson

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS2

   The ultimate responsibility for good corporate governance rests with the Board of Directors, whose primary roles are to provide oversight, counseling and direction to Quantum’s management that is in the best long-term interests of the corporation and its stockholders. On behalf of the Board, the Audit Committee of the Board (the Audit Committee) is responsible for overseeing the independent, objective review of the Company’s financial reporting process, internal audit function and system of internal control. In April 2003, as mandated by the Sarbanes-Oxley Act of 2002, the United States Securities and Exchange Commission (the “SEC”) adopted final rules directing all stock exchanges (including the New York Stock Exchange (the “NYSE”)) to propose implementing rules relating to audit committees in order to strengthen the authority of, and increase the responsibility of, corporate audit committees (the “Final SEC Audit Committee Rules”), which will apply to the Company at its next annual stockholders’ meeting (i.e., in 2004). The NYSE has proposed implementing rules relating to, among other things, audit committee structure, membership, authority and responsibility (the “Proposed NYSE Audit Committee Rules”), which, when approved by the SEC, will apply to the Company within six months after SEC approval of those rules.

   The Audit Committee is composed of independent directors, as defined in the current rules of the New York Stock Exchange and as defined in both the Final SEC Audit Committee Rules and in the Proposed NYSE Audit Committee Rules.” It is governed by a written charter adopted and approved by the Board of Directors (the “Board”) in January 2001. A copy of the Audit Committee Charter (the “Charter”) was attached to the Proxy Statement for Fiscal 2001 as Appendix A. Our Board has determined that Alan Earhart is an audit committee financial expert as defined by SEC rules.

   The composition of our Audit Committee, the attributes of its members and its responsibilities, as reflected in its Charter, are intended to be in compliance with the Final SEC Audit Committee Rules and the Proposed NYSE Audit Committee Rules. The Audit Committee reviews and assesses the adequacy of its Charter on an annual basis. The Charter is presently under review, and it is expected that the Board, with the recommendation of the Audit Committee, will amend the Charter later this year to comply with the Proposed NYSE Audit Committee Rules once these rules are finalized and approved by the SEC.

   With regard to the independence of Audit Committee members, both the Final SEC Audit Committee Rules and the Proposed NYSE Audit Committee Rules define independence more restrictively than under the current rules. Under the Final SEC Audit Committee Rules (which are more restrictive than the Proposed NYSE Audit Committee Rules), Audit Committee members are barred from accepting any consulting, advisory or other compensatory fee from the issuer or an affiliate of the issuer, other than in the member’s capacity as a member of the Board of Directors and any Board committee. This prohibition precludes payments to a member as an officer or employee, as well as other compensatory payments, and disallowed payments to an Audit Committee member would include payments made either directly or indirectly to that member. It is Quantum’s current practice to limit fees to all of its independent directors in this manner, so the Final SEC Audit Committee Rules, when they become effective at Quantum’s next annual stockholders’ meeting, will not require any change in Quantum’s current Board compensation practice or the membership of its Audit Committee. In addition, director independence under the Final SEC Audit Committee Rules requires that no member of the Audit Committee may be an affiliated person of the issuer or any subsidiary of the issuer apart from his or her capacity as a member of the Board and any Board committee. In this context, the SEC has defined the terms “affiliate” and “affiliated person” to mean “a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.” The SEC defines the term “control” as “the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.” None of the members of Quantum’s Audit Committee are “affiliated persons” of Quantum as so defined, so these new rules, when they become effective with respect to Quantum at our next annual stockholders’ meeting, will not require any change in Quantum’s current practice or change in the membership of its Audit Committee.

[2]

This section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

   Management has the primary responsibility for the financial statements and the financial reporting process, including the system for internal controls. The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board. In this regard, it helps to ensure the independence of the Company’s auditors, the integrity of management and the adequacy of the Company’s disclosure to its stockholders. Representatives of the internal audit function, independent auditors and financial management have unrestricted access to the Audit Committee. At all Audit Committee meetings, the members of the Committee meet privately with the auditors without management presence.

   The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditor is independent under applicable rules. The Audit Committee serves in a board-level oversight role, in which it provides advice, counsel and direction to management and the internal and external auditors on the basis of the information it receives, discussions that it has with management and the auditors and the prior experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee, as appropriate, reviews and evaluates, and discusses and consults with Company management and the independent auditors regarding the following:

•	Activity and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, and auditor independence matters;

•	The extent to which the independent auditors may be retained to perform non-audit services;

•	The plan for, and the independent auditor’s report on, each audit of the Company’ s financial statements;

•

The Company’s financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders, as well as the adequacy and appropriateness of the Company’s financial, accounting, and internal auditing personnel;

•	Selection, evaluation, and when appropriate, replacement of the Company’s independent auditors; and

•	Changes in the Company’s accounting practices, principles, controls or methodologies, or in the Company’s financial statements, and recent developments in accounting rules.

   In accordance with Audit Committee policy based on the more recent requirements of the Sarbanes-Oxley Act, and the related SEC rules governing auditor independence, all services to be provided by Ernst & Young LLP to the Company are subject to pre-approval by the Committee. This includes audit services, audit-related services, and tax services. For certain categories and types of services that are subject to set budgets, pre-approval is provided by the full Committee for up to one year in advance. In other cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve certain services, and all such pre-approvals by the Chairman are then communicated to the full Audit Committee at its next meeting. The Sarbanes-Oxley Act and the related SEC rules relating to auditor independence prohibit an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest. Quantum has not in recent years obtained any of these services from Ernst & Young LLP, and has been able to obtain such services from other service providers at competitive rates. See “Selection of Independent Auditors for the fiscal year ending March 31, 2004” for more information regarding fees paid to Ernst & Young LLP for services in fiscal years ended March 31, 2003 and March 31, 2002.

   This year, the Audit Committee, after appropriate review and discussion, determined that it had fulfilled its responsibilities under the Charter. The Audit Committee has reviewed and discussed the Consolidated Financial Statements for Fiscal 2003 with management and the independent auditors; management represented to the Audit Committee that Quantum’s Consolidated Financial Statements were prepared in accordance with generally accepted accounting principles. This review included a discussion with management of the quality, not merely the acceptability, of Quantum’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Quantum’s Consolidated Financial Statements. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”, including the independence of the independent auditors. The Audit Committee received from the auditors the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. In reliance on these views and discussions, and the report of the independent auditors, the Audit Committee has recommended to the Board, and the Board has approved, the inclusion of the audited Consolidated Financial Statements in Quantum’s Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the SEC.

Selection of Independent Auditors for the fiscal year ending March 31, 2004

   The Audit Committee of the Board has selected Ernst & Young LLP as Quantum’s independent auditors for the fiscal year ending March 31, 2004. Representatives of Ernst & Young LLP attended all meetings of the Audit Committee in fiscal year 2003. Quantum expects that a representative of Ernst & Young LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees Paid to Ernst & Young LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2003 and 2002:

	Fiscal Year

Amounts in thousands	2003	2002 (a)

Audit Fees	$1,099	$1,045
Audit-related Fees	83	161
Tax Fees	1,654	1,942

Total	$2,836	$3,148

(a) Certain amounts from fiscal year 2002 have been reclassified consistent with the classifications of fiscal year 2003.

Audit Fees  ($1,099K for fiscal year 2003; $1,045K for fiscal year 2002).

   This category includes the audit of Quantum’s annual financial statements, review of financial statements included in Quantum’s Quarterly Reports on Form 10-Q and services that are normally provided by the independent auditors in connection with foreign statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, including the application of proposed accounting rules, statutory audits required by non-U.S. jurisdictions and the preparation of an annual “management letter” containing observations and discussions on internal control matters.

Audit-related Fees   ($83K for fiscal year 2003; $161K for fiscal year 2002).

   This category consists of assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of Quantum’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category are for audits of entity and asset acquisitions and dispositions.

Tax Fees  ($1,654K for fiscal year 2003; $1,942K for fiscal year 2002). This category consists of professional services rendered by Ernst & Young LLP for tax compliance and tax advice. The services for the fees disclosed under this category include domestic and foreign tax advisory services associated with Quantum’s ongoing business, business ventures, and merger and acquisition activities (including post merger advice and counsel) and other technical tax matters. Of the total $1,654,000 tax fees in fiscal year 2003, approximately $560,000 related to tax issues arising from the sale of HDD to Maxtor.

   Quantum does not engage its independent auditors for consulting services in areas such as information systems design and implementation, and corporate strategy development and implementation.

MEMBERS OF THE AUDIT COMMITTEE

Edward M. Esber, Jr., Chairman
Kevin J. Kennedy
Gregory W. Slayton
Alan L. Earhart

PERFORMANCE GRAPH(3)

The following graph compares the cumulative total return to stockholders of the Company’s DSS Common Stock at March 31, 2003, for the period since August 4, 1999, the date when the Company issued its DSS and HDD Common Stock as the two tracking stocks for the Company in exchange for its previously existing Common Stock, to the cumulative total return over such period of (i) the NASDAQ Stock Market (U.S.) Index, and (ii) the S & P Computer Storage & Peripherals Index. Since the Company’s disposition of its hard disk drive business to Maxtor Corporation in 2001, the Company’s DSS Common Stock represents its entire business. The graph assumes the investment of $100 on August 4, 1999 in Common Stock and in each of the indices listed on the graph and reflects the change in the market price of the Common Stock relative to the changes in the noted indices at September 30, 1999, March 31, 2000, September 30, 2000, March 31, 2001, September 30, 2002 and March 31, 2003. The performance shown below is based on historical data and is not indicative of, nor intended to forecast, future price performance of the DSS Common Stock.

[3]

This section is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth as of July 7, 2003 certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Named Executive Officers and (iv) all current directors and executive officers as a group.

Name	Number of Shares Beneficially Owned (1)	Approximate Percentage of Shares Owned (2)

Citigroup Inc. 399 Park Avenue New York, NY 10043	23,464,227(3)	13.4%

Private Capital Management, Inc. 8889 Pelican Bay Blvd. Naples, FL 34108	34,778,507(3)	19.8%

AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	16,882,069(3)	9.6%

Michael Brown	1,918,602(4)	1.1%

Jerald L. Maurer	1,609,348(5)	*

Stephen M. Berkley	904,777(6)	*

John B. Gannon	1,375,591(8)	*

Barbara Nelson	990,330(9)	*

David A. Brown	283,149(7)	*

Edward M. Esber, Jr.	199,462(10)	*

Michael J. Lambert	288,328(7)	*

Gregory W. Slayton	115,455(11)	*

Kevin J. Kennedy	63,750(7)	*

Richard E. Belluzzo	510,000(12)	*

Edward J. Sanderson	33,750(7)	*

Alan L. Earhart	0	*

All directors and executive officers as a group (14 persons)	8,652,934(13)	4.9%

(*)	Less than 1%.

(1)

Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to the Company’s knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such stockholder.

(2)

Applicable percentage ownership is based on 175,657,760 shares of Common Stock outstanding as of July 7, 2003. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days after July 7, 2003, are considered beneficially owned by the holder, but such shares are not deemed outstanding for computing the percentage ownership of any other person.

(3)

With respect to Citigroup Inc. and AXA Financial, Inc. based on the most recent public information available to the Company as of December 31, 2002 and with respect to Private Capital Management, Inc. based on the most recent public information available to the Company as of February 10, 2003.

(4)

Represents 65,621 shares of Common Stock and 1,852,981 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter. In addition, Mr. Brown owns $784,000 of the Company’s 7% Convertible Subordinated Notes due in 2004. Mr. Brown may convert 2/3 of these notes into the Company’s common stock at a conversion price of $30.883 and 1/3 of these notes into common stocks of Maxtor Corporation (“Maxtor”) at a conversion price of $20.318. Given the current market price of the Company’s and of Maxtor’s common stock, it is not anticipated that Mr. Brown will convert these notes into the common stock of the Company or Maxtor Corporation.

(5)	Represents 50,468 shares of Common Stock and 1,558,880 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

22
(6)

Represents 904,777 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter. These totals include 351,058 shares subject to Common Stock options for which voting power was transferred to Mary Hall. Mr. Berkley disclaims beneficial ownership of the 351,058 shares subject to Common Stock options that Ms. Hall controls.

(7)	Represents shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(8)	Represents 60,439 shares of Common Stock and 1,315,152 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(9)	Represents 41,208 shares of Common Stock and 949,122 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(10)	Represents 40,000 shares of Common Stock held by the Esber Family Trust and 159,462 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(11)	Represents 1,000 shares of Common Stock and 114,455 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(12)	Represents 10,000 shares of Common Stock and 500,000 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

(13)	Represents 268,736 shares of Common Stock and 8,384,198 shares subject to Common Stock options that were exercisable at July 7, 2003 or within sixty (60) days thereafter.

CERTAIN TRANSACTIONS

   In connection with the termination of Michael A. Brown’s employment as the Chief Executive Officer of Quantum in Fiscal 2003, he received a separation payment of $3,600,000 in January 2003. For full details on this separation payment, please see the Employment Agreement, dated September 3, 2002, between the Company and Mr. Brown, attached as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2002.

   In connection with the hiring of Lawrence M. Orecklin as President of the Company’s Storage Solutions Group in October 2001, Mr. Orecklin and the Company entered into a severance arrangement in October 2001 that provides for the following in the event of his involuntary termination under specified circumstances (as specified in the Agreement): i) the equivalent of 12 months of base salary; ii) the equivalent of 12 months of payments relating to mortgage assistance; iii) 12 months forgiveness of a $350,000 forgivable loan (as further described below); iv) a 90-day grace period to repay the outstanding balance on Mr. Orecklin’s $250,000 non-forgivable loan (as further described below); and v) a minimum of 12 months of accelerated vesting of Mr. Orecklin’s stock options. In Fiscal 2003, Quantum reimbursed Mr. Orecklin or paid on his behalf relocation expenses in the amount of $262,000 associated with his relocation from Northern to Southern California.

   The Company issued loans to Lawrence M. Orecklin in connection with the hiring of Mr. Orecklin as President of Quantum’s Storage Solutions Group in October 2001 as follows: i) a forgivable loan in the amount of $350,000, forgivable over four years, that accrues interest at an annual rate of 6%, issued on October 18, 2001 — $262,500 of this loan was outstanding on July 7, 2003; ii) a nonforgivable loan in the amount of $250,000, payable over four years, that accrues interest at an annual rate of 6%, issued on October 18, 2001 — $187,500 of this loan was outstanding on July 7, 2003; iii) a bridge loan in the amount of $367,230, payable June 30, 2002, that accrues interest at an annual rate of 6%, issued on October 18, 2001, none of which was outstanding on July 7, 2003; and iv) a forgivable loan in the amount of $25,000, forgivable over four years, that accrues interest at an annual rate of 6%, issued on May 1, 2002 — $18,750 of this loan was outstanding on July 7, 2003.

   The Company issued forgivable loans to Barbara H. Nelson on November 16, 1999 and December 28, 1999. Each loan is in the amount of $175,000, is forgivable over four years, and accrues interest at an annual rate of 8%. Of the $350,000 in aggregate principal under the two loans, $87,500 was outstanding on July 7, 2003. The Company issued a forgivable loan to Michael J. Lambert on June 26, 2001. This loan is in the amount of $200,000, is forgivable over four years, and accrues interest at an annual rate of 8%. $100,000 of this loan was outstanding on July 7, 2003. The Company issued a forgivable loan to John B. Gannon on October 18, 2001. This loan is in the amount of $100,000, is forgivable over four years, and accrues interest at an annual rate of 6%. $75,000 of this loan was outstanding on July 7, 2003.

   The Company issued interest-free loans to certain Named Executive Officers in connection with tax matters for those Named Executive Officers. See footnote 5 under “Executive Compensation”.

   The Company has entered into indemnification agreements with its executive officers, directors and certain significant employees containing provisions that are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. These agreements provide, among other things, for indemnification of the executive officers, directors and certain significant employees in proceedings brought by third parties and in stockholder derivative suits. Each agreement also provides for advancement of expenses to the indemnified party.

COMMUNICATING WITH THE COMPANY

   We have from time-to-time received calls from stockholders inquiring about the available means of communication with the Company. We thought that it would be helpful to describe these arrangements, which are available for your use. If you would like to receive information about the Company, without charge, you may use one of these convenient methods:

(1)

To view the Company’s website on the Internet, use the Company’s Internet address located at www.quantum.com. The Company’s website includes product, corporate and financial data, job listings, recent earnings releases, the current stock price, and electronic files of this Proxy Statement and the Company’s Form 10Ks, Form 10Qs, and Annual Reports to Stockholders. Internet access has the advantage of providing you with recent information about the Company throughout the year. Requests to receive printed financials by mail can also be submitted on-line by visiting the Investor Center of the Company’s website, located at www.quantum.com/investors.

(2)

To reach our Investor Relations department, please call or send correspondence to:

Quantum Corporation
Attention: Investor Relations Department
1650 Technology Drive
Suite 800
San Jose, CA 95110

Tel (toll free): 866-520-7787
Tel (local): 408-944-4450
Fax: 408-944-6544
Email: investor.relations&commat;quantum.com

OTHER MATTERS

   The Company knows of no other matters to be submitted at the Meeting. Any proposal that a stockholder intends to submit for consideration at the Meeting must be received by the Secretary of the Company not later than the close of business on the tenth day following the mailing date of this Notice. Any such submission must include the information specified in the Company’s Bylaws. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

BY THE ORDER OF THE BOARD OF DIRECTORS

Dated: July 21, 2003	Shawn D. Hall Vice President, General Counsel and Secretary

THIS PAGE INTENTIONALLY LEFT BLANK

Appendix A

QUANTUM CORPORATION

NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN

(Effective September 3, 2003)

QUANTUM CORPORATION NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN SECTION 1 BACKGROUND AND PURPOSE
1.1

Background and Effective Date.  The Plan permits the grant of Options, Restricted Stock Units, Restricted Stock, and Stock Appreciation Rights.  The Plan is effective as of September 3, 2003, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2003 Annual Meeting of Stockholders of the Company.

1.2

Purpose of the Plan.  The Plan is intended to attract, motivate, and retain outstanding and highly talented directors of the Company who are employees of neither the Company nor of any Affiliate.  The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2 DEFINITIONS

2.1

“1934 Act”  means the Securities Exchange Act of 1934, as amended.  Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2	“Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3	“Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Units, Restricted Stock and/or Stock Appreciation Rights.

2.4	“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

“Code”  means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.7	“Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan

2.8	“Company” means Quantum Corporation, a Delaware corporation, or any successor thereto.

2.9	“Director” means any individual who is a member of the Board of Directors of the Company.

2.10	“Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

2.11	“Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.12	“ExercisePrice” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.13

“Fair Market Value”  means the closing price per Share on the New York Stock Exchange on the relevant date, or if there were no sales on such date, the closing price per Share on the nearest day after the relevant date, as determined by the Committee.  Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.

1

2.14	“Fiscal Year” means the fiscal year of the Company.

2.15

“Grant Date”  means, with respect to an Award, the date that the Award was granted.  Each Grant Date will be determined by the Committee but in no event may the Grant Date for a particular Award be prior to the date that the Award is approved by the Committee (or its delegate).

2.16	“Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.17	“Option” means an option to purchase Shares that is not intended to meet the requirements of Section 422 of the Code.

2.18	“Participant” means a Nonemployee Director who has an outstanding Award.

2.19

“Period of Restriction”  means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture.  As provided in Section 8, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events or conditions, as determined by the Committee, in its discretion.

2.20	“Plan” means the Quantum Corporation Nonemployee Director Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.21	“Restricted Stock” means an Award granted to a Participant pursuant to Section 8.

2.22	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 7.

2.23	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.24	“Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designed as a SAR.

2.25	.“Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.26	“Shares” means the shares of common stock of the Company.

SECTION 3 ADMINISTRATION

3.1

The Committee.  The Plan shall be administered by the Committee.  The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.  The Committee shall be comprised solely of Directors who are “non-employee directors” under Rule 16b-3.

3.2

Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Nonemployee Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Nonemployee Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.  The Committee, in exercising its power to set the terms and conditions of Awards, generally shall provide that each Award shall vest or become exercisable over a period of three (3) years or longer from the Grant Date except in the case of death, retirement, newly-appointed or elected Nonemployee Directors, Awards made annually to Nonemployee Directors or Awards granted in lieu of cash compensation.  Without approval of the Company’s stockholders the Committee shall not reduce the Exercise Price of any previously granted Option or SAR except to the limited extent provided in Section 4.3.

2

3.3

Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way that would jeopardize the Plan’s qualification under Rule 16b-3.

3.4

Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4 SHARES SUBJECT TO THE PLAN

4.1

Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 1,000,000, subject to the following.  No more than fifty percent (50%) of the Shares available under the Plan may be issued as Awards that are not Options.  Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2

Lapsed Awards.  If an Award is cancelled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available to be the subject of an Award, except as determined by the Committee.

4.3

Adjustments in Awards and Authorized Shares.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affects the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and class of Shares (or other securities) that may be delivered under the Plan, and the number, class, and price of Shares subject to outstanding Awards.  Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5 STOCK OPTIONS

5.1

Grant of Options.   Subject to the terms and provisions of the Plan, Options may be granted to Nonemployee Directors at any time and from time to time as determined by the Committee in its sole discretion.  The Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2

Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine.

5.3

Exercise Price.  Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion, except that in no event shall the Exercise Price be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the preceding sentence, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Nonemployee Directors on account of such transaction may be granted Options in substitution for options granted by such unrelated corporation.  If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4	Exercise of Options.

	5.4.1	Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

	(a)	The date for termination of the Option set forth in the written Award Agreement; or

	(b)	The expiration of ten (10) years from the Grant Date.
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5.4.2

Death of Participant.  Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death.

5.4.3

Committee Discretion.  The Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) notwithstanding Section 5.4.1, after an Option is granted, may extend the maximum term of the Option subject to the ten (10) and three (3) year limits in Sections 5.4.1 and 5.4.2.

5.5

Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion.  After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option and/or extend the period during which it is exercisable.

5.6	Exercise of Options

5.6.1

Notice of Exercise.  Options shall be exercised by the Participant’s delivery of a notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.  The notice shall be given in the form and manner specified by the Company from time to time.

5.6.2

Payment.  Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent.  The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means that the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.  As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7

Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

SECTION 6 STOCK APPRECIATION RIGHTS

6.1

Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Nonemployee Directors at any time and from time to time as shall be determined by the Committee, in its sole discretion.

	6.1.1	Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2

Exercise Price and Other Terms.  The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan.  However, the exercise price of an SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

6.2

SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3

Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement.  Notwithstanding the foregoing, the rules of Section 5.4 (relating to maximum term and the Committee’s authority to extend the maximum term) also shall apply to SARs.

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6.4	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

	(a)	The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b)

The number of Shares with respect to which the SAR is exercised.   At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7 RESTRICTED STOCK UNITS

7.1

Grant of Restricted Stock Units.  Restricted Stock Units may be granted to Nonemployee Directors at any time and from time to time, as shall be determined by the Committee, in its sole discretion.  The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant.

7.2	Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

7.3

RestrictedStock Unit Agreement.   Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4

Form and Timing of Payment of Restricted Stock Units.  Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 9.1).  The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

7.5

Cancellation of Restricted Stock Units  On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 8 RESTRICTED STOCK

8.1

Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock to Nonemployee Directors in such amounts as the Committee, in its sole discretion, shall determine.  The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant as Restricted Stock.

8.2

Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.  Unless the Committee determines otherwise, shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3

Transferability.  Except as provided in this Section 8, shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

8.4

Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 8.4.  The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.  The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5

Removal of Restrictions.  Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction.  The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed.  After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 8.4 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant.

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8.6

Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

8.7

Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise determined by the Committee.  If any such dividends or distributions are paid in Shares (or other non-cash property), the Shares (or other non-cash property) shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

8.8

Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 9 MISCELLANEOUS

9.1

Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award.  Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.2	No Effect on Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s service at any time, with or without cause.

9.3	Participation. No Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.4

Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that he or she first shall give the Company an opportunity, at its own expense, to handle and defend the same and if the Company fails to do so, he or she then may undertake to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.5

Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.6

Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.7

Limited Transferability of Awards.   No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.6.  All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant.  Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, and/or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

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9.8

No Rights as Stockholder.  Except to the limited extent provided in Sections 8.6 and 8.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

SECTION 10 AMENDMENT, TERMINATION, AND DURATION

10.1

Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason.  Any amendment to the Plan shall be subject to the approval of the stockholders of the Company to the extent deemed necessary or appropriate under the rules of the New York Stock Exchange.  The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant.  No Award may be granted during any period of suspension or after termination of the Plan.

10.2	Duration of the Plan. The Plan shall be effective as of September 3, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 11 TAX WITHOLDING

11.1

Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes required to be withheld with respect to such Award (or exercise thereof).

11.2

Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld.

SECTION 12 LEGAL CONSTRUCTION

12.1

Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2

Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3

Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4

Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3.  To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

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12.5	Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (but without reference to its conflicts of laws provisions).

12.6	Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

        IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this restated Plan on the date indicated below.

Dated: _____________, 2003	QUANTUM CORPORATION By Title:
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THIS PAGE INTENTIONALLY LEFT BLANK

Appendix B

Quantum Corporation
Charter for the
Leadership and Compensation Committee
of the Board of Directors
July 31, 2002

Membership and Term of Office

   The Board of Directors (the “Board”) shall elect a Compensation Committee (the “Committee”) comprised of at least two Directors, each of whom shall be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“IRC 162(m)”), as amended and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The members of the Committee shall serve at the discretion of the Board.

   All committee members shall have had experience in serving on Compensation Committees or in evaluating executives and setting compensation.

   The Board shall designate one of the members of the Committee to serve as its Chairman.  The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee.

   The Board’s goal shall be to rotate Committee members every three years, beginning April 2002 and to ensure that all memberships are formally approved.

Responsibilities

   The Committee shall review and approve annually Quantum’s total compensation philosophy, strategy and practices including the selection of a peer group of companies for comparative purposes.  The Committee shall be responsible for the oversight of executive and non-employee director total compensation programs including the assessment of compensation levels in terms of relative size and performance.

   The Committee shall provide advice and recommendations to the Board and to the Chief Executive Officer (the “CEO”) on matters relating to Quantum’s leadership, including the review of executive performance, plans and programs for the development of key executives, and the identification and selection of candidates for succession purposes.

   The Committee shall review periodically Quantum’s strategy for managing its employee talent worldwide, including actions and programs which support Quantum’s pay-for-performance philosophy, human resources strategy and goal of continuing to be identified as one of Fortune magazine’s “100 Best Places to Work”.

Duties

   The Committee shall:

   Oversee the leadership development plans of Quantum’s officers and the CEO, and review succession plans for the CEO and officers.

   Evaluate, at least annually, the performance of the CEO in relation to established goals and strategies. Based on such evaluation, the Committee shall make recommendations to the Board regarding the CEO’s total compensation.

   Review and approve the CEO’s recommendation for salary and incentive compensation for the executive officers (including all “plan” compensation, as such term is defined in Item 402(a)(7) of Regulation S-K promulgated by the Securities and Exchange Commission, to be provided to the officers); provided that the Committee shall determine all forms and amounts of such compensation for the CEO.

   Establish performance objectives under the Executive Officer Annual Incentive Plan (“Incentive Plan”) in accordance with the terms of the Incentive Plan to ensure consistency with Quantum’s strategic plans and objectives.  The Committee shall also review the Incentive Plan periodically for continued effectiveness and recommend modifications to the Incentive Plan to the Board.

1

   Ensure that the executive compensation plans as they pertain to the CEO and the other executive officers are maintained and administered so as to be in compliance with IRC 162(m).

   Review and approve any employment contracts, consulting contracts, change of control agreements, special termination arrangements or retirement arrangements to be paid to non-employee directors, the CEO, executive officers and other executives.

   Administer Quantum’s various stock incentive plans.  In the administration of such plans, the Committee may, pursuant to authority delegated by the Board, (1) grant awards to individuals eligible for such grants (including grants to individuals subject to Section 16 of the Exchange Act in compliance with Rule 16b-3 promulgated thereunder), and (2) amend such awards.  The Committee shall also make recommendations to the Board with respect to amendments to the plans and changes in the number of shares reserved for issuance thereunder and shall review the plans’ impact on shareholder value and dilution.

   Review and approve the general terms and provisions of the All Inclusive Bonus Plan (“AIBP”) and any other short-term or long-term incentive plans.

   Review and make recommendations to the Board regarding other plans that are proposed for adoption or adopted by Quantum for the provision of compensation to employees, directors and consultants.

   Review and approve the impact of change in control and other transactions (mergers, acquisitions, divestitures, spin-offs) on total compensation plans; and make recommendations to the Board regarding any special total compensation actions related thereto.

   Work with the CEO with regard to Board succession and selection.

   Review and approve all Board fee arrangements and total compensation programs.

   Prepare a report (to be included in Quantum’s proxy statement) that describes (1) the criteria on which compensation paid to the CEO for the last completed fiscal year is based, (2) the relationship of such compensation to Quantum’s performance, and (3) the Committee’s executive compensation policies applicable to executive officers.  The Committee shall also approve proxy materials pertaining to executive compensation, including the various compensation tables and the stock performance graph.

   Report and/or communicate any matters to the Board, outside agencies and stockholders, as appropriate; and respond to stockholder concerns.

   Review annually the adequacy of this Committee Charter and recommend any proposed changes to the Board for approval.

Restrictions

   Notwithstanding the foregoing, the Committee may not do any of the following while subject to the prohibitions thereof under applicable law:

   ─   Approve or adopt or recommend to stockholders any actions or proposals required by law to be submitted to stockholders for approval.

   ─   Adopt, amend or repeal the Bylaws.

Meetings and Minutes

   The Committee shall hold at least one regular meeting per quarter during each fiscal year and additional meetings as it may deem necessary.

   These meetings may be attended by the CEO, however, the CEO shall not be present when his/her personal performance or compensation is being discussed or determined.

   In addition to the Committee members, these meetings will be attended by Quantum’s EVP of Human Resources and Committee Secretary. The Committee Secretary shall be a member of management recommended by the CEO or Chairman of the Committee.  The Secretary shall prepare the agenda, distribute meeting materials, and prepare minutes of each Committee meeting.  All meeting minutes shall be reviewed and approved by the Chairman of the Committee.

2

Reports

   The Committee will provide written reports to the Board regarding recommendations of the Committee submitted to the Board for action, and copies of the written minutes of its meetings.

Engagement of Advisors

   The Committee may, when it determines necessary or appropriate to the functions of the Committee:

   ─   Retain counsel (who may be, but need not be, the regular corporate counsel to Quantum) and other advisors to assist it in connection with its functions.

   ─   Request advice from Quantum’s independent auditors and rely upon such advice, oral or in writing, concerning aspects of the operation or financial condition of Quantum relevant to the functions of the Committee.

Delegation of Authority

   The Committee may delegate authority to Quantum’s management when appropriate. The Committee may delegate to management the responsibility of retaining outside consulting firms or special counsel for audits or studies to assist the Committee in effectively fulfilling its responsibilities.

   The Committee shall delegate the following activities:

   ─   Approval of all executive hires and promotions to the CEO and EVP of Human Resources

   ─   Approval of individual employee (non-executive) compensation decisions to the CEO or whomever the CEO deems to be appropriate.

   ─   Approval/modification/administration of Quantum’s employee benefit plans and policies (including health, income protection, time off, 401(k) plan and non-qualified deferred compensation plan) to the EVP of Human Resources or whomever he/she deems to be appropriate.

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VOTE BY INTERNET—www.proxyvote.com
QUANTUM CORPORATION C/o ADP 51 Mercedes Way Edgewood, NY 11717

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-offdate or meeting date. Have your proxy voting card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number, located on your proxy voting card, to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—
 Registered Holders:  1-800-690-6903
Beneficial Holders:   1-800-454-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will beprompted to enter your 12-digit Control Number, located on your proxy voting card, and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign, and date your proxy voting card and return it in the postage-paid envelope we have provided or return it to Quantum Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	QNTCRP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QUANTUM CORPORATION

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2 Vote On Directors

1.     Proposal to elect 01) Richard E. Belluzzo, 02) Stephen M. Berkley, 03) David A. Brown, 04) Michael A. Brown, 05) Alan L. Earhart, 06) Edward M. Esber, Jr., 07) Kevin J. Kennedy, 08) Edward J. Sanderson and 09) Gregory W. Slayton to the Board of Directors.

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposal

				For	Against	Abstain
2. Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending March 31, 2004.				☐	☐	☐

3. Proposal to approve the Quantum Nonemployee Director Equity Incentive Plan.				☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

 The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

____________________________________________ Signature [PLEASE SIGN WITHIN BOX] Date		____________________________________________ Signature (Joint Owners) Date

QUANTUM CORPORATION

Annual Meeting of Stockholders — September 3, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder(s) of Quantum Corporation, a Delaware Corporation, hereby acknowledge(s) receipt of the Proxy Statement dated July 21, 2003, and hereby appoint(s) Richard Belluzzo and Michael J. Lambert, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Quantum Corporation, to be held September 3, 2003 at 10:00 a.m., Pacific Standard Time, at Quantum Corporation, 1650 Technology Drive, Suite 800 San Jose, CA 95110, and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued, and to be signed and dated, on the reverse side.)

Additional Disclosure

The following constitutes additional disclosure of Quantum Corporation’s equity compensation plan information under Item 10 on page 13 of the attached Proxy Statement of Quantum Corporation, dated July 21, 2003. The table below includes information about the following plans: the 1993 Long-Term Incentive Plan, the Supplemental Stock Option Plan, the 1996 Board of Directors Option Plan, the Employee Stock Purchase Plan, the Parallan Computer, Corp. 1988 Incentive Stock Plan, the 1986 Stock Plan, the Meridian Data, Inc. 1997 Stock Plan, the Meridian Data, Inc. 1987 Incentive Stock Plan, the ATL Products, Inc. 1997 Stock Incentive Plan and the ATL Products, Inc. 1996 Stock Incentive Plan:

(quantities in thousands, except exercise prices)	Year ended March 31, 2003 (2) (3)

	Number of shares to be issued upon exercise of outstanding options	Weighted- average exercise price of outstanding options	Number of shares remaining available for future issuance

Stock Plans approved by stockholders (1) (4)	23,491	$ 7.57	31,570
Stock Plans not approved by stockholders	9,683	$ 7.21	12,621
	33,174		44,191

(1)  The 1993 Long-Term Incentive Plan provides for an annual increase to the number of shares available under the Plan equal to 4% of the total number of shares of Quantum Corporation common stock outstanding as at the end of the respective fiscal year.

(2)  Does not include purchase rights accruing under the Purchase Plan for offerings beginning after January 24, 2003, the number and exercise price of which are not determinable until the expiration of such offering periods.

(3)  The number of shares to be issued upon exercise of outstanding optionsincludes 233,390 options that the Company assumed in connection with the acquisitions of Meridian Data, Inc. and ATL Products, Inc., companies that originally established the plans pursuant to which such options were granted. These options have a weighted average exercise price equal to $3.09 per share and were granted under assumed plans. In addition to the 233,390 options, there are an additional 153,384 options authorized but unissued pursuant to these plans assumed in connection with these acquisitions. No further awards will be made under any assumed plans.

(4)  The Employee Stock Purchase Plan provides for an annual increase (beginning on April 1, 2002) to the number of shares available under the Plan equal to the lesser of (a) 5,000,000 shares, (b) 2% of the shares outstanding on the date of the increase or (c) a lesser amount, as determined by the Board.   The annual increase under the Plan continues until April 1, 2005.

Summary Description of Quantum’s Supplemental Stock Option Plan

The Board adopted the Supplemental Stock Option Plan (the “SSOP”) in fiscal year 2000 and approved amendments to the SSOP in May 2001. The Company’s stockholders did not approve the SSOP. The SSOP was terminated effective April 1, 2003. Accordingly, no new awards will be granted under the SSOP after that date. All outstanding awards will continue to be governed by the terms of the SSOP. The SSOP provided for the grant of non-statutory stock options and stock purchase rights to our employees and consultants. However, our officers and members of our Board of Directors were not eligible for awards under the SSOP. The administrator of the SSOP (either the Board of Directors or a committee appointed by the Board) determined the terms and conditions of all options and stock purchase rights granted, including the exercise price and vesting schedule. In the event of our change in control (including a merger with or into another corporation or the sale of substantially all of our assets), each outstanding option and stock purchase right shall become fully exercisable if not assumed or substituted for by the successor corporation.  Prior to its termination, a total of 12.6 million of our shares of common stock were reserved for issuance under the SSOP.